Exhibit 5
                                                                    Exhibit 23.3




                                             July 23, 2001




NUWAVE Technologies, Inc.
One Passaic Avenue
Fairfield, New Jersey 07004

          Re:  Registration Statement on Form SB-2
               -----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to NUWAVE Technologies, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), relating to the proposed sale by the Registrant of:

          (a) 3,789,500 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Registrant underlying the warrants issued in connection with the Registrant's initial public offering in 1996 (the "IPO");

          (b) 220,000 shares of Common Stock underlying the warrants issued to the underwriters in connection with the IPO;

          (c) 2,057,207 shares of Common Stock underlying the warrants issued in connection with a 1998 private equity placement of the Registrant (the "1998 Placement");

          (d) 688,084 shares of Common Stock underlying the warrants issued to the placement agent in connection with the 1998 Placement;

          (e) 516,068 shares of Common Stock underlying the warrants issued and exercisable upon the exercise of the placement agent warrants specified in (d) above issued to the placement agent in connection with the 1998 Placement;


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NUWAVE Technologies, Inc.
July 23, 2001
Page 2


          (f) 1,044,304 shares of Common Stock underlying the warrants issued in connection with a 2000 private equity placement of the Registrant (the "2000 Placement");

          (g) 522,159 shares of Common Stock underlying the warrants issued to the placement agent in connection with the 2000 Placement; and

          (h) 261,080 shares of Common Stock underlying the warrants issued and exercisable upon the exercise of the placement agent warrants specified in (g) above issued to the placement agent in connection with the 2000 Placement

          The securities issuable upon exercise of various warrants described in
(a)-(h) above are hereinafter referred to as the "Issuable Securities."

          For purposes of this opinion we have examined the Registration Statement, the Certificate of Incorporation, as amended, and the By-Laws of the Registrant, and such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

          Based upon the foregoing and subject to the qualifications stated herein we are of the opinion that:

          1. The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3. The Issuable Securities, when issued and paid for upon valid exercise of the various applicable warrants, in accordance with their terms, will be legally issued, fully paid and non-assessable.

          We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.


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NUWAVE Technologies, Inc.
July 23, 2001
Page 3


          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ THELEN REID & PRIEST LLP

                                        THELEN REID & PRIEST LLP